EXHIBIT 23.2

Independent Auditors’ Consent

      We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-106841 of Kroll Inc. on Form S-4 of our report on the combined financial statements of Zolfo Cooper, LLC dated August 30, 2002 (September 5, 2002 as to Note 16) appearing in the Kroll Inc. Amendment No. 2 to Registration Statement on Form S-3 filed on October 11, 2002 for the years ended December 31, 2001 and 2000 and to the reference to us under the heading “Experts” in the proxy statement/ prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

July 18, 2003